                                                                  EXHIBIT 99 (A)




                  BANKBOSTON REPORTS FIRST QUARTER NET INCOME
                       OF $223 MILLION OR $.75 PER SHARE

     BOSTON, April 15, 1999 -- BankBoston Corporation (NYSE: BKB) reported today first quarter net income of $223 million, or $.75 per common share on a diluted basis. This compares with $207 million, or $.70 per share, in the fourth quarter of 1998 and $238 million, or $.79 per share, in the first quarter of 1998.

     Highlights were as follows:

     . Revenues, on a fully taxable equivalent basis and excluding prior period business sale gains and asset writedowns, were $1,234 million, compared with $1,202 million in the prior quarter and $1,031 million in the first quarter of 1998;

     . Total expenses were $806 million in the first quarter, compared with $816 million in the prior quarter and $661 million in the first quarter of 1998;

     . Robertson Stephens achieved record revenue levels and posted pre-tax income, excluding bonus payments due to employees under the acquisition agreement and goodwill amortization, of approximately $30 million. This compared with approximately $15 million in the fourth quarter of 1998;

     . The Corporation's Brazilian operations reported an increase in net income of nearly 40% compared with the first quarter of 1998. During the first quarter of 1999, the Brazilian government devalued its currency by allowing it to float freely against the U.S. dollar. Included in the first quarter of 1999 results were gains that arose from currency positions maintained during the quarter; these gains were offset by other factors, mainly related to various aspects of fiscal reforms recently passed by the Brazilian government, including certain tax measures. Net income from the Corporation's Argentine operations improved by approximately 25% from the first quarter of 1998;

     . Provision for credit losses was $70 million in the first quarter, compared with $120 million in the prior quarter and $140 million in the first quarter of 1998. Net credit losses were $66 million in the current quarter, $113 million in the prior quarter and $141 million in the first quarter of 1998. The reserve for credit losses was 1.77% of outstanding loans and leases at March 31, 1999, compared with 1.76% at December 31, 1998 and 1.65% at March 31, 1998;

     . Nonaccrual loans and OREO totaled $382 million at March 31, 1999, $402 million at December 31, 1998 and $369 million at March 31, 1998;

     . Return on average common equity was 18.54% in the first quarter, compared with 17.21% in the prior quarter and 21.31% in the first quarter of 1998;

     . Return on average assets was 1.19% in the first quarter, compared with 1.09% in the prior quarter and 1.39% in the first quarter of 1998.

Noninterest income

The components of noninterest income are as follows:



   Fourth
  Quarter                                                                              First Quarter
  -------                                                                              -------------
     1998       (in millions)                                                     1999               1998           Change
     ----                                                                         ----               ----           ------
    $ 295       Financial service fees and commissions                           $ 334              $ 165           $ 169
       42       Net equity and mezzanine profits                                    34                 52             (18)
       37       Mutual fund fees                                                    33                 31               2
       40       Personal trust fees                                                 39                 40              (1)
        5       Other trust and agency fees                                          7                  8              (1)
       19       Trading profits and commissions                                     39                 34               5
       32       Net foreign exchange profits                                        45                 28              17
     (12)       Securities gains/(losses), net                                      (2)                25             (27)
       54       Other income                                                        66                 41              25
    -----                                                                        -----              -----           -----
      512          Subtotal                                                        595                424             171
       89       Gains on sales of businesses                                         0                165            (165)
    -----                                                                        -----              -----           -----
    $ 601          Total                                                         $ 595              $ 589           $   6
    =====                                                                        =====              =====           =====

     .    Changes in financial service fees and commissions are detailed below.

     . Equity and mezzanine profits declined in both comparisons mainly due to a lower level of sales activity. At March 31, 1999, the Private Equity portfolio had a carrying value of $1.4 billion compared with $1.2 billion at March 31, 1998.

     . Mutual fund fees declined from the prior quarter due to a lower level of fees from Brazil. While assets under management and fee income in Brazil grew in local currency terms, the decline in dollar value reflected the devaluation of Brazil's local currency. The Corporation remains among the top mutual fund providers in Brazil and Argentina at March 31, 1999, ranking fourth in Brazil with assets under management of $4.5 billion and first in Argentina with assets under management of $1.8 billion.

     . The improvement in trading account profits and commissions from the prior quarter mainly reflects profits earned during the first quarter by the Boston-based emerging markets and high yield trading units compared with losses incurred during the fourth quarter of last year. The growth in trading account profits from the first quarter of last year is due, in part, to the acquisition of Robertson Stephens during the third quarter of 1998.

     . Foreign exchange profits were up sharply in both comparisons as the Corporation's Boston-based business benefited from a greater volume of customer transactions due, in part, to a higher demand for products arising out of volatile market conditions. In addition, results from the Southern Cone region of Latin America (Argentina, Chile and Uruguay) also improved.

     . Net securities losses declined from the fourth quarter when the Corporation recorded a $22 million charge for impairment related to certain available for sale securities held in the Corporation's Boston-based emerging markets portfolio. This was partially offset by a lower level of domestic securities gains. The $25 million of net gains registered in the first quarter of last year reflected gains from sales of domestic and emerging markets securities.

     . The increase in other income in both comparisons was primarily due to gains that arose in Brazil from currency positions maintained during the first quarter of 1999, as the Brazilian government devalued its currency by allowing it to float freely against the U.S. dollar. These gains, however, were offset by other factors, mainly related to various aspects of fiscal reforms recently passed by the Brazilian government, including certain tax measures. Both other income comparisons were also affected by changes in the levels of earnings from equity subsidiaries, earnings on investments in bank owned life insurance policies, and loan sale gains.

     . During the fourth quarter of 1998, the Corporation recorded a $51 million gain in connection with the sale of its Berkshire branch network in western Massachusetts and recorded a $38 million gain in connection with the sale of its domestic institutional custody business. During the first quarter of 1998, the Corporation recorded a gain of $165 million related to the sale of its 26% ownership interest in HomeSide Inc., a mortgage banking company.



     The components of financial service fees and commissions are as follows:



   Fourth
  Quarter                                                                              First Quarter
  -------                                                                              -------------
     1998       (in millions)                                                       1999             1998           Change
     ----                                                                           ----             ----           ------
    $  87       Deposit and ATM-related fees                                      $  80            $  70            $ 10
       19       Letters of credit and acceptance fees                                20               18               2
       18       Other loan-related fees                                              18               13               5
       24       Credit card fees                                                     21               10              11
       17       Syndication and agent fees                                           28               15              13
       16       Underwriting fees                                                    60                5              55
       43       Brokerage fees and commissions                                       55                3              52
       38       Advisory fees                                                        20                5              15
       33       Other                                                                32               26               6
    -----                                                                         -----            -----            ----
    $ 295          Total                                                          $ 334            $ 165            $169
    =====                                                                         =====            =====            ====

     . Deposit and ATM-related fees declined from the fourth quarter due to lower levels of fees from domestic retail banking and Argentina. These declines were due, in part, to seasonal factors that resulted in a lower volume of transactions. The growth in fees from the first quarter of last year was mainly driven by increases in Argentina and domestic electronic banking fees.

     . The decline in credit card fees from the fourth quarter is mainly due to a decrease in fees from Argentina, while the increase from the first quarter of last year is due to growth in Brazil and Uruguay. The latter was affected by the acquisition of OCA (a consumer finance company in Uruguay) during 1998.

     . Syndication and agent fees increased in both comparisons due to a higher level of activity.

     . The growth in underwriting fees and brokerage fees and commissions in both comparisons relates to Robertson Stephens and includes a very strong performance in both of these fee categories during the first quarter of 1999.

     . The change in advisory fees in both comparisons relates to Robertson Stephens, an investment banking company acquired by the Corporation during the third quarter of 1998, and includes a very strong performance in the fourth quarter of last year.

     . Other financial service fees improved from the first quarter of last year due, in part, to a higher level of fees from Argentina.

Net interest revenue

     Net interest revenue, on a fully taxable equivalent basis, was $639 million for the first quarter of 1999, compared with $668 million in the prior quarter and $607 million in the first quarter of 1998. Net interest margin was 4.03% for the first quarter of 1999, compared with 4.13% in the fourth quarter of 1998 and 4.07% in the first quarter of last year.

     The $29 million decline in net interest revenue and the 10 basis point decline in net interest margin from the prior quarter were affected by a decrease of approximately $20 million in dividends from private equity investments and the impact of fiscal reforms recently passed by the Brazilian
government, including certain tax measures.   These factors were partially
offset by wider spreads in Brazil stemming from economic volatility in the country and higher domestic loan fees. Two fewer days in the first quarter accrual period also contributed to the decline in net interest revenue. The decline in net interest margin was also affected by a $2 billion increase in the average balance of liquid, lower-yielding assets in the Corporation's Section 20 subsidiary, reflecting a much higher level of activity in Robertson Stephens. Domestic average loans and leases declined by approximately $2 billion mainly due to securitizations of domestic commercial and home equity loans which were completed in December, 1998. The commercial loan securitization had a favorable impact on net interest margin.

  Compared with the first quarter of 1998, net interest revenue increased $32 million while net interest margin declined 4 basis points. The increase in net interest revenue was mainly driven by international operations, as Argentina benefited from wider spreads and an increase in average earning assets of approximately $1.5 billion. The latter reflected expansion activities that occurred during 1998, including the acquisition of Deutsche Bank Argentina and the opening of new branches. In addition, the net interest revenue comparison also benefited from last year's acquisition of OCA and wider spreads in Brazil. Partially offsetting these improvements was a decline in Brazilian average earning assets, reflecting the current recessionary environment, and the impact of fiscal reforms recently passed by the Brazilian government, including certain tax measures. Net interest revenue from domestic operations declined due to the absence of net interest revenue from the national credit card business, which was contributed into a joint venture during the first quarter of 1998, and
narrower spreads.   These factors were also the main reasons for the decline in consolidated margin, partially offset by the aforementioned wider spreads in Argentina and Brazil.

Noninterest expense


     The components of noninterest expense are as follows:


   Fourth
  Quarter                                                                              First Quarter
  -------                                                                              -------------
     1998       (in millions)                                                         1999               1998            Change
     ----                                                                             ----               ----            ------
    $ 459       Employee costs                                                       $ 473              $ 354              $119
      109       Occupancy & equipment                                                  109                 94                15
       36       Professional fees                                                       27                 24                 3
       25       Advertising and public relations                                        25                 22                 3
       38       Communications                                                          35                 30                 5
       13       Goodwill amortization                                                   13                  8                 5
      136       Other                                                                  124                129                (5)
    -----                                                                            -----              -----              ----
    $ 816          Total                                                             $ 806              $ 661              $145
    =====                                                                            =====              =====              ====

     Noninterest expense was $806 million in the first quarter of 1999, compared with $816 million in the prior quarter and $661 million in the first quarter of 1998. Below is an analysis of the changes in noninterest expense from the fourth quarter:


Noninterest expense: fourth quarter 1998                                                                            $816

 .  Increase in compensation expense for Robertson Stephens associated with quarterly growth in revenue                19

 .  Absence of Q4 charges associated with the write-off of software in connection with converting to a new
   trust system and branch closings                                                                                   (9)

 .  Lower professional fees, mainly consulting                                                                         (9)

 .  Other factors net, including impact of Brazil's devaluation                                                       (11)
                                                                                                                    ----
Noninterest expense: first quarter 1999                                                                             $806
                                                                                                                    ====

     Noninterest expense increased $145 million from the first quarter of 1998. This mainly reflects expansion activities by the Corporation and includes an increase of approximately $120 million (including bonus payments due to employees under the acquisition agreement and goodwill amortization) from Robertson Stephens, which was acquired during the third quarter of last year, and an increase of approximately $45 million from Latin America, mainly reflecting branch expansion in Argentina and Brazil. In addition, higher levels of incentive compensation associated with the growth in revenue also contributed to the increase. These factors were partially offset by the absence of $48 million of charges recorded in the first quarter of 1998 related to the Regional Bank, as well as the realignments of the European and the private banking businesses.

Credit Profile

Loan and Lease Portfolio

     The segments of the lending portfolio are as follows:

  (in millions)                                               3-31-99     12-31-98     9-30-98     6-30-98     3-31-98
                                                              -------     --------     -------     -------     -------
  United States Operations:
    Commercial, industrial and financial                     $ 17,028    $  16,294    $ 18,218    $ 16,275    $ 15,887
    Commercial real estate:
      Construction                                                228          215         209         219         260
      Other commercial real estate                              3,531        3,871       4,089       3,876       3,736
    Consumer-related loans:
      Residential mortgages                                     1,840        2,035       2,111       2,229       2,551
      Home equity                                               2,325        2,294       2,672       2,871       2,802
      Credit card                                                 379          404         393         412         503
      Other                                                     2,433        2,532       2,693       2,753       2,801
    Lease financing                                             1,768        1,801       1,607       1,609       2,017
    Unearned income                                              (291)        (275)       (231)       (232)       (303)
                                                             --------    ---------    --------    --------    --------
                                                               29,241       29,171      31,761      30,012      30,254
                                                             --------    ---------    --------    --------    --------
  International Operations:
    Commercial                                                 10,308       10,356      10,636      10,218      10,682
    Consumer-related loans:
      Residential mortgages                                     1,249        1,251       1,383       1,318       1,302
      Credit card                                                 327          362         339         248         226
      Other                                                     1,162        1,192       1,164       1,087         987
    Lease financing                                               705          725         652         519         517
    Unearned income                                              (217)        (251)       (188)       (148)       (146)
                                                             --------    ---------    --------    --------    --------
                                                               13,534       13,635      13,986      13,242      13,568
                                                             --------    ---------    --------    --------    --------
  Total loans and lease financing                            $ 42,775    $  42,806    $ 45,747    $ 43,254    $ 43,822
                                                             ========    =========    ========    ========    ========

      Loans and leases were $42.8 billion at March 31, 1999 and December 31, 1998. The domestic portfolio increased $70 million from the end of 1998 as increases in certain commercial and industrial portfolios, including asset based finance, were offset by lower levels of consumer and commercial real estate loans. The latter is affected by the timing of syndication activity. The international portfolio declined slightly from the end of 1998 as an increase in Argentine loans was offset by declines in the Brazilian and Asian portfolios. The decline in Brazil related to the recessionary environment in that country and the devaluation of Brazil's local currency. The decrease in Asia reflects downsizing in the region as announced by the Corporation in October 1998, including the closing of four offices.

Nonaccrual Loans and OREO

     Nonaccrual loans and OREO amounted to $382 million at March 31, 1999, compared with $402 million at December 31, 1998, and $369 million at March 31, 1998. Nonaccrual loans and OREO represented .9% of related assets at March 31, 1999 and December 31, 1998, compared with .8% at March 31, 1998.

     The components of consolidated nonaccrual loans and OREO are as follows:


  (in millions)                                               3-31-99    12-31-98    9-30-98    6-30-98    3-31-98
                                                             --------   ---------   --------   --------   --------
  Domestic nonaccrual loans:
    Commercial, industrial and financial                     $     81   $      86   $     71   $     63   $     43
    Commercial real estate:
      Construction                                                  2           2          2          2          3
      Other commercial real estate                                 17          19         30         33         41
    Consumer-related loans:
      Residential mortgages                                        30          36         36         42         46
      Home equity                                                  16          17         18         15         15
      Credit card                                                   6           6          6          6          6
      Other                                                        16          20         21         18         20
                                                             --------   ---------   --------   --------   --------
                                                                  168         186        184        179        174
                                                             --------   ---------   --------   --------   --------
  International nonaccrual loans:
    Commercial                                                     77          86        103        107         97
    Consumer-related loans:
      Residential mortgages                                        56          50         39         36         34
      Credit card                                                   8           6          7          6          4
      Other                                                        49          47         33         26         18
                                                             --------   ---------   --------   --------   --------
                                                                  190         189        182        175        153
                                                             --------   ---------   --------   --------   --------
      Total nonaccrual loans                                      358         375        366        354        327
  OREO                                                             24          27         29         28         42
                                                             --------   ---------   --------   --------   --------
      Total                                                  $    382   $     402   $    395   $    382   $    369
                                                             ========   =========   ========   ========   ========

Provision and Reserve for Credit Losses

     The reserve for credit losses at March 31, 1999 was $758 million, or 1.77% of outstanding loans and leases, compared with $754 million, or 1.76% at December 31, 1998, and $725 million, or 1.65% at March 31, 1998. The reserve for credit losses was 212% of nonaccrual loans at March 31, 1999, compared with 201% at December 31, 1998 and 222% at March 31, 1998.

     The provision for credit losses was $70 million in the first quarter of 1999, compared with $120 million in the fourth quarter of 1998 and $140 million in the first quarter of 1998.

     Net credit losses were $66 million in the first quarter of 1999, compared with $113 million in the fourth quarter of 1998 and $141 million in the first quarter of 1998. The improvement in net credit losses from the fourth quarter reflected declines from the domestic commercial, Asian, Argentine and Brazilian portfolios. Net credit losses in the first quarter of 1998 included $66 million related to a previously discussed situation surrounding a series of loans made by a former officer in the Corporation's international private banking office in New York, as well as $16 million related to the national credit card portfolio that was subsequently contributed to a joint venture.

     Net credit losses as a percent of average loans and leases on an annualized basis were .63% in the first quarter of 1999, compared with .98% for the fourth quarter of 1998 and 1.30% in the first quarter of 1998.

     Net credit losses were as follows:


   Fourth
  Quarter                                                                              First Quarter
  -------                                                                              -------------
     1998       (in millions)                                                       1999             1998
     ----                                                                           ----             ----
                  Domestic
      $  38        Commercial, industrial and financial                              $  21           $  13
          0        Commercial real estate                                               (3)             (1)
                   Consumer-related loans:
          2         Residential mortgages                                                0               2
          5         Credit card                                                          4              20
          2         Home equity                                                          1               2
         13         Other                                                               13              19
      -----                                                                          -----           -----
         60                                                                             36              55
                  International
         34        Commercial                                                            8              76
                   Consumer-related loans:
          5         Credit card                                                          4               2
         14         Other                                                               18               8
      -----                                                                          -----           -----
         53                                                                             30              86
      -----                                                                          -----           -----
      $ 113         Total                                                            $  66           $ 141
      =====                                                                          =====           =====

The Corporation

     BankBoston, with assets of $75.7 billion and some 25,000 employees, is the nation's oldest commercial bank and New England's only global bank. BankBoston is engaged in consumer, small business and corporate banking in New England; delivering sophisticated financial solutions to corporations and governments nationally and internationally; and full service banking in leading Latin American markets. The Corporation's common stock is listed on the New York and Boston stock exchanges.

     On March 14, 1999, the Corporation entered into an agreement and plan of merger with Fleet Financial Group, Inc. The merger, which will be accounted for as a pooling of interests, is subject to shareholder and regulatory approvals, and is expected to be completed in the latter half of 1999.


                              ************

     This press release contains forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from estimates. These risks and uncertainties include, among other things, (1) significant changes in world financial markets, particularly in Latin America and Asia; (2) the ability of various countries in Asia and Latin America, particularly in Brazil, to institute timely and effective economic policies; (3) developments in general economic conditions, both domestic and international, including interest rate and currency fluctuations, market fluctuations and perceptions, and inflation; (4) legislative or regulatory developments, including changes in laws concerning taxes, banking, securities, insurance and other aspects of the financial services industry; (5) changes in the competitive environment for financial services organizations and the Corporation's ability to manage those changes; and (6) the Corporation's ability and resources, in both its domestic and international operations, to effectively execute its articulated business strategies and manage risks associated with the Year 2000 issue. In addition to these factors, the forward-looking statements in this press release relating to the Corporation's pending merger with Fleet Financial Group, Inc. are subject to a number of risks and uncertainties including, among other things, (1) the ability of the combined entity to fully realize expected cost savings from the merger or to realize those savings within the expected timeframe; (2) the level of revenues following the merger; (3) the level of costs related to the integration of the businesses of the Corporation and Fleet.

                           Consolidated Balance Sheet
(dollars in millions)



        December 31                                                                   March 31
        -----------                                                      ---------------------
               1998                                                         1999          1998
              -----                                                      -------       -------
                          Assets
                           Securities:
            $12,075          Available for sale                          $13,472       $10,669
                459          Held to maturity                                410           535

             42,806       Loans and lease financing                       42,775        43,822
               (754)      Reserve for credit losses                         (758)         (725)
            -------                                                      -------       -------
             42,052         Net loans and lease financing                 42,017        43,097

              5,733       Other earning assets                             6,939         5,875
             13,194       Cash and other assets                           12,870        11,252
            -------                                                      -------       -------
            $73,513         Total Assets                                 $75,708       $71,428
            =======                                                      =======       =======

                          Liabilities and Stockholders' Equity
            $48,500        Deposits                                      $48,468       $46,397
             12,016        Funds borrowed                                 13,878        13,954
              4,593        Notes payable                                   4,616         3,469
              2,592        Other liabilities                               2,788         2,054
                           Guaranteed preferred beneficial interests in
                995          corporation's junior subordinated debentures    995           747
            -------                                                      -------       -------
             68,696         Total Liabilities                             70,745        66,621
            -------                                                      -------       -------

                          Stockholders' Equity
                  0        Preferred equity                                    0           278
              4,817        Common equity                                   4,963         4,529
            -------                                                      -------       -------
              4,817         Total Stockholders' Equity                     4,963         4,807
            -------                                                      -------       -------
            $73,513         Total Liabilities and Stockholders' Equity   $75,708       $71,428
            =======                                                      =======       =======

                           Selected Average Balances


      Quarter Ended                                                                               Quarters Ended
        December 31                                                                                     March 31
        -----------                                                                                     --------
               1998                                                                 1999                   1998
             ------                                                              -------                 -------
                          Assets
            $45,731        Loans and lease financing                             $42,536                 $43,706
             12,171        Securities                                             13,247                  10,606
             64,204        Total earning assets                                   64,280                  60,487
             75,331        Total assets                                           76,110                  69,710
                          Liabilities and Stockholders' Equity
             40,535        Interest bearing deposits                              40,378                  37,158
              6,854        Noninterest bearing deposits                            7,038                   8,616
            -------                                                              -------                 -------
             47,389         Total deposits                                        47,416                  45,774
              5,477        Notes payable (1)                                       5,526                   3,749
             59,291        Total interest bearing liabilities                     59,280                  53,216
              4,769        Common stockholders' equity                             4,877                   4,452
              4,769        Total stockholders' equity                              4,877                   4,730

(1) Amounts include guaranteed beneficial interests in the Corporation's junior subordinated debentures.

                        Consolidated Statement of Income

(dollars in millions, except per share amounts)


    Quarter Ended                                                                Quarters Ended
      December 31                                                                      March 31
      -----------                                                                --------------
             1998                                                            1999           1998
            -----                                                          ------         ------
         $1,439.6      Interest income                                  $1,371.7       $1,337.4
            780.7      Interest expense                                    736.9          734.1
         --------                                                       --------       --------
            658.9       Net interest revenue                               634.8          603.3
            120.0      Provision for credit losses                          70.0          140.0
         --------                                                       --------       --------
                        Net interest revenue after provision
            538.9         for credit losses                                564.8          463.3
         --------                                                       --------       --------
                       Noninterest income:
            294.5       Financial service fees and commissions             333.5          165.1
             82.4       Trust and investment management fees                79.1           79.3
             19.0       Trading profits and commissions                     39.0           34.0
           (12.2)       Securities gains/(losses), net                      (2.0)          24.8
            216.8       Other income                                       145.1          285.8
         --------                                                       --------       --------
            600.5        Total noninterest income                          594.7          589.0
         --------                                                       --------       --------
                       Noninterest expense:
            390.9       Salaries                                           401.9          292.7
             68.2       Employee benefits                                   71.5           60.9
             62.9       Occupancy expense                                   64.0           54.4
             45.9       Equipment expense                                   44.6           40.1
            248.0       Other expense                                      223.5          212.9
         --------                                                       --------       --------
            815.9        Total noninterest expense                         805.5          661.0
         --------                                                       --------       --------

            323.5      Income before income taxes                          354.0          391.3
            116.6       Provision for income taxes                         131.0          153.0
         --------                                                       --------       --------
         $  206.9      NET INCOME                                       $  223.0       $  238.3
         ========                                                       ========       ========

                       Net Income Per Common Share:
         $    .70       Basic                                           $    .75       $    .80
         $    .70       Diluted                                         $    .75       $    .79
         $    .29      Dividends Paid Per Common Share                  $    .32       $    .29

                       Average number of common shares, in thousands:
          294,774       Basic                                            295,935        292,542
          296,755       Diluted                                          298,477        296,840

         $      0      Preferred dividends                              $      0       $    4.4


                              Number of Employees

                                                                    Mar. 31              Dec. 31              Mar. 31
                                                                       1999                 1998                 1998
                                                                  ---------            ---------           ----------
  Full time equivalent employees                                     24,700               24,500               22,500

                                   Other Data

(dollars in millions, except per share amounts)


    Quarter Ended                                                                                         Quarters Ended
      December 31                                                                                               March 31
      -----------                                                                                               --------
             1998                                                                             1999                  1998
          -------                                                                           ------                ------
             1.09%        Return on average total assets (annualized)                         1.19%                 1.39%
            17.21%        Return on average common equity (annualized)                       18.54%                21.31%

           $668.2         Net interest revenue, fully taxable equivalent basis              $639.0                $607.0
             4.13%        Consolidated net interest margin                                    4.03%                 4.07%
             3.64%        Domestic net interest margin (estimated)                            3.55%                 4.14%
             5.34%        International net interest margin (estimated)                       5.23%                 3.92%





      December 31                                                                                               March 31
      -----------                                                                                               --------
             1998                                                                             1999                  1998
           ------                                                                           -------               ------
                       Common stockholders' equity:
         $  4,817      Common stockholders' equity                                        $  4,963              $  4,529
          294,972      Common shares outstanding, in thousands                             296,626               293,413
                       Per common share:
         $  16.33      Book value                                                         $  16.73              $  15.44
            38.94      Market value                                                          43.31                 55.13

                       Capital ratios/regulatory capital:
            5.54%      Tangible common equity ratio                                           5.56%                 5.75%
                       Risk-based capital ratios:                                         Estimate
             7.1%      Tier 1 capital ratio (minimum required 4.00%)                           7.2%                  7.9%
            11.7%      Total capital ratio (minimum required 8.00%)                           11.6%                 12.3%
             6.7%      Leverage ratio                                                          6.9%                  7.3%
         $  5,021      Tier 1 capital                                                     $  5,182              $  5,049
            8,239      Total capital                                                         8,331                 7,874
           70,377      Total risk-adjusted assets                                           71,671                63,848

                           Reserve for Credit Losses
(dollars in millions)


    Quarter Ended                                                                                         Quarters Ended
      December 31                                                                                               March 31
      -----------                                                                                   --------------------
             1998                                                                             1999                  1998
          -------                                                                           ------                ------
         $  740.0           Beginning balance                                               $753.5               $ 711.6

            120.0           Provision for credit losses                                       70.0                 140.0
              6.6           Reserve of acquired companies                                      0.0                  14.0

          (132.9)           Credit losses                                                    (83.6)               (156.1)
             19.8           Recoveries                                                        17.5                  15.6
         --------                                                                           ------               -------
           (113.1)          Net credit losses                                                (66.1)               (140.5)
         --------                                                                           ------               -------
         $  753.5           Ending balance                                                  $757.4               $ 725.1
         ========                                                                           ======               =======

             1.76%          Reserve as a % of loans and leases                                1.77%                 1.65%
         ========                                                                           ======               =======
              201%          Reserve as a % of nonaccrual loans                                 212%                  222%
         ========                                                                           ======               =======

                                    ######